UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

                Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 4, 2008

Commission file number: 033-74194-01

REMINGTON ARMS COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	51-0350935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

870 Remington Drive

P.O. Box 700

Madison, North Carolina 27025-0700

(Address of principal executive offices)

(Zip Code)

(336) 548-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K has 3 pages.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On February 4, 2008, John DeSantis ceased to serve as President, Firearms Operations for Remington Arms Company, Inc. (“Remington”) and assumed a position as Remington’s Chief Technology Officer.

(c)           On February 4, 2008 (the “Commencement Date”), Theodore H. Torbeck accepted an offer of employment from Remington to serve as Remington’s Chief Operating Officer (“COO”). Prior to his employment with Remington, Mr. Torbeck, age 51, had been an employee of General Electric Company since 1978, serving in various positions, including the Vice President Operations of GE Industrial from 2006 to 2008, President and CEO of GE Rail Services from 2003 to 2006, and Vice President and General Manager – Global Supply Chain of GE Aircraft Engines from 2000 to 2003.

Mr. Torbeck’s employment with Remington is subject to the terms of that certain Executive Employment Agreement, dated as of February 4, 2008 between Remington and Mr. Torbeck (the “Employment Agreement”), pursuant to which he will be employed as Remington’s COO beginning on the Commencement Date and continuing until the second anniversary of the Commencement Date. Mr. Torbeck’s employment term will be extended automatically for 12 month periods thereafter unless either party gives 60 days written notice of his or its intention not to renew. Pursuant to the Employment Agreement, he will receive an annual base salary of $600,000.

Mr. Torbeck is also eligible to participate in Remington’s annual incentive compensation plan for its executive officers as in effect from time to time at a target bonus of 100% of his annual base salary, and may also participate in any other bonus or incentive plans that Remington may hereafter establish in which other senior executive officers of Remington are eligible to participate. In addition, Mr. Torbeck will be awarded 2% of the common stock of American Heritage Arms, Inc. (“AHA”), the 100% owner of Remington’s parent company, RACI Holding, Inc., on a fully diluted basis. This interest will vest in four annual installments of 15% on the first anniversary of the Commencement Date and 20%, 25% and 40%, respectively, on each anniversary thereafter. Subject to the terms of the Employment Agreement and upon execution of a general release, Mr. Torbeck is also entitled to 12 months severance pay (which shall include base salary, pro-rated incentive compensation, COBRA or similar benefits, and pro-rated acceleration of the next installment of the AHA interest) if (i) he is terminated by Remington other than for cause, or (ii) if he terminates his employment for good reason. Remington may elect to make certain severance payments to Mr. Torbeck if he voluntarily terminates his employment without good reason or if he is terminated for cause in order to enforce certain non-competition and non-solicitation provisions contained in the Employment Agreement.

(e)           On February 5, 2008, the Compensation Committee of the Board of Directors of Remington approved the 2008 Annual Incentive Compensation Plan (the “2008 Plan”). The 2008 Plan is a cash bonus plan in which Remington’s named executive officers and certain other employees are eligible to participate. Under the 2008 Plan, participants are generally entitled to receive a cash bonus if Remington’s Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), as adjusted for certain non-recurring or unusual transactions, exceeds certain target thresholds for the fiscal year ending December 31, 2008. Each participant is generally entitled to receive 50% of his target bonus of Adjusted EBITDA beginning at 90% of the Adjusted EBITDA threshold up to a maximum of 150% of his target bonus at 110% of Adjusted EBITDA.

The following table illustrates approximate potential compensation under the 2008 Plan for each of the following named executive officers:

Name	Title	Bonus Target	Bonus Target Earned at 90% of Adjusted EBITDA	Bonus Target Earned at 100% of Adjusted EBITDA	Bonus Target Earned at 110% of Adjusted EBITDA

Thomas L. Millner	Chief Executive Officer	$630,000	$315,000	$630,000	$945,000

Stephen P. Jackson, Jr.	Chief Financial Officer, Treasurer and Corporate Secretary	$300,000	$150,000	$300,000	$450,000

Mark A. Little	Chief Administrative Officer	$270,000	$135,000	$270,000	$405,000

John M. Dwyer, Jr.	Senior V.P. Brand Management and Product Development – Firearms and Ammunition	$187,000	$93,500	$187,000	$280,500

Don H. Campbell	Vice President – Commercial Firearms and Ammunition Sales	$106,000	$53,000	$106,000	$159,000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REMINGTON ARMS COMPANY, INC.

/s/ Stephen P. Jackson, Jr.

Stephen P. Jackson, Jr.

Chief Financial Officer, Secretary and Treasurer

(Principal Financial Officer)

February 8, 2008